As filed with the Securities and Exchange Commission on June 12, 2002

Registration No. 333-____________

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under
The Securities Act of 1933

BIOCRYST PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	62-1413174 (IRS Employer Identification No.)

2190 Parkway Lake Drive
Birmingham, Alabama 35244
 (Address of principal executive offices) (Zip Code)

EMPLOYEE STOCK PURCHASE PLAN
(Full title of the Plan)

Charles E. Bugg, Ph.D.
Chairman and Chief Executive Officer
BioCryst Pharmaceuticals
2190 Parkway Lake Drive
Birmingham, Alabama 35244
 (Name and address of agent for service)
(205) 444-4600
 (Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Employee Stock Purchase Plan
Common Stock, $0.01 par value	200,000 shares	$3.05	$610,000	$56.12

(1)	This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Employee Stock Purchase Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration which results in an increase in the number of the outstanding shares of Registrant’s Common Stock.

(2)	Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low selling prices per share of Registrant’s Common Stock on June 6, 2002, as reported by the Nasdaq National Market.

PART II

Information Required in the Registration Statement

Item 3. Incorporation of Documents by Reference

     BioCryst Pharmaceuticals, Inc. (the “Registrant”) hereby incorporates by reference into this Registration Statement the contents of the Registration Statement on Form S-8 (File No. 33-95062) filed on July 25, 1995.

     The Employee Stock Purchase Plan (the “ESP Plan”) was amended by a vote of the Registrant’s stockholders on May 15, 2002. The amendment to the ESP Plan (i) increased the number of shares available under the ESP Plan by 200,000, and (ii) eliminated the January 2005 termination date of the ESP Plan. The ESP Plan will now expire upon the earlier of (i) the date on which all shares available for issuance under the ESP Plan shall have been sold pursuant to the purchase rights exercised under the ESP Plan or (ii) the date on which all purchase rights are exercised in connection with an Acquisition (as defined in the ESP Plan). A copy of the ESP Plan as amended is attached hereto as Exhibit 99.1.

Item 8. Exhibits

Exhibit Number	Exhibit

5	Opinion and consent of Brobeck, Phleger & Harrison LLP.
23.1	Consent of Ernst & Young LLP, Independent Auditors.
23.2	Consent of Brobeck, Phleger & Harrison LLP is contained in Exhibit 5.
99.1	Employee Stock Purchase Plan.

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SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama on this 13th day of June, 2002.

By:	BIOCRYST PHARMACEUTICALS, INC. /s/ Charles E. Bugg —————————————— Charles E. Bugg, Ph.D. Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Charles E. Bugg ———————————— Charles E. Bugg, Ph.D.	Chairman, Chief Executive Officer and Director (Principal Executive Officer)	June 13, 2002

/s/ J. Claude Bennett ———————————— J. Claude Bennett, M.D.	President, Chief Operating Officer, Medical Director and Director	June 13, 2002

/s/ W. Randall Pittman ———————————— W. Randall Pittman	Chief Financial Officer, Treasurer and Secretary (Principal Financial and Accounting Officer)	June 13, 2002

/s/ William W. Featheringill ———————————— William W. Featheringill	Director	June 13, 2002

/s/ Edwin A. Gee ———————————— Edwin A. Gee, Ph.D.	Director	June 13, 2002

/s/ Zola P. Horovitz ———————————— Zola P. Horovitz, Ph.D.	Director	June 13, 2002

/s/ John A. Montgomery ———————————— John A. Montgomery, Ph.D.	Director	June 13, 2002

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Signature	Title	Date

———————————— Joseph H. Sherrill, Jr.	Director	June 13, 2002

/s/ William M. Spencer, III ———————————— William M. Spencer, III	Director	June 13, 2002

/s/ Randolph C. Steer ———————————— Randolph C. Steer, M.D., Ph.D.	Director	June 13, 2002

II-3

SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549 EXHIBITS TO FORM S-8 UNDER SECURITIES ACT OF 1933

BIOCRYST PHARMACEUTICALS, INC.

EXHIBIT INDEX

Exhibit Number	Exhibit

5	Opinion and consent of Brobeck, Phleger & Harrison LLP.
23.1	Consent of Ernst & Young LLP, Independent Auditors.
23.2	Consent of Brobeck, Phleger & Harrison LLP is contained in Exhibit 5.
99.1	Employee Stock Purchase Plan.